UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)
Registrant’s telephone number, including area code:	(716) 857-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2006, National Fuel Gas Company (the “Company”), Seneca Resources Corporation, a wholly owned subsidiary of the Company (“Seneca”), and James A. Beck, President of Seneca, executed a Retirement Agreement (the “Retirement Agreement”) and a Contract for Consulting Services (the “Consulting Contract”). The Company’s Board of Directors previously approved the terms of each agreement.

Retirement Agreement

Pursuant to the Retirement Agreement, Mr. Beck will resign from all of his positions with Seneca and all other subsidiaries and affiliates of the Company effective July 1, 2006. Mr. Beck is entitled to certain accrued pension benefits under the National Fuel Gas Company Retirement Plan (the “Retirement Plan”) and to certain supplemental pension benefits under the National Fuel Gas Company Executive Retirement Plan (the “Executive Retirement Plan”). In addition, the Company will pay Mr. Beck a lump sum of $465,000, less applicable taxes and withholding, on or about September 15, 2006. This payment will not constitute a bonus or other compensation for purposes of calculating benefits under the Retirement Plan or the Executive Retirement Plan. In the event of Mr. Beck’s death prior to September 15, 2006, this payment will be payable to his estate when due.

The Company will pay Mr. Beck’s tax advisor for reasonable assistance in the preparation and filing of his income tax returns for tax year 2006, up to a maximum of $8,000. In addition, from July 1, 2006 through June 30, 2009, family medical coverage under the Company’s Executive Medical Plan, Prescription Drug Plan and Dental Plan will be made available to Mr. Beck and his spouse at Mr. Beck’s expense at the same monthly cost as paid by an active Company executive during that time. Beginning July 1, 2009, family medical coverage under the Company’s non-executive medical and prescription drug plan will be made available to Mr. Beck and his spouse to the same extent, if any, and in the same form, if any, as is then being provided to non-executive supervisory employees of National Fuel Gas Distribution Corporation (“Distribution Corporation”), which conducts the Company’s utility operations. This coverage will be made available at Mr. Beck’s expense at the same monthly cost as paid by an active non-executive supervisory employee of Distribution Corporation.

Mr. Beck is entitled to various benefits accrued under the Company’s Deferred Compensation Plan, Tophat Plan, Employee Stock Ownership Plan, Tax-Deferred Savings Plan for Non-Union Employees, 1993 Award and Option Plan, and 1997 Award and Option Plan. The Retirement Agreement provides that payments of benefits under these plans will be available or begin no earlier than the first day such payments can be made without triggering the additional taxes which would be required if such payments were to be deemed “deferred compensation” for purposes of Section 409A of the Internal Revenue Code.

Mr. Beck and the Company agree that 4,000 shares of restricted stock awarded to Mr. Beck on January 31, 2000 are modified to vest on July 1, 2006, unless the Company terminates the award for certain conduct occurring or first discovered by the Company after execution of the Retirement Agreement. Mr. Beck and the Company further agree that the Company will have grounds to terminate the award if Mr. Beck breaches the Retirement Agreement or the Consulting Contract.

Under the Retirement Agreement, Mr. Beck waives all claims he might have under the Employment Continuation and Noncompetition Agreement, dated December 11, 1998, among Mr. Beck, the Company and Seneca. Mr. Beck also waives all claims he might have against the Company as of the date he executed the Retirement Agreement regarding his employment and the termination of his employment as a result of his retirement. He also agrees not to compete against the Company for a period of three years (from July 1, 2006 through June 30, 2009), and agrees not to interfere with the Company’s operations or induce any employee or officer of the Company to leave the Company. Mr. Beck further agrees not to utilize, communicate or divulge any of the Company’s trade secrets or confidential and proprietary information.

The Retirement Agreement provides that Mr. Beck may terminate the Retirement Agreement and the Consulting Contract within seven days after he executes the agreements, and that the agreements will not become effective until the time to terminate has expired.

Consulting Contract

Under the terms of the Consulting Contract, Mr. Beck will provide to the Company and its subsidiaries geological and geophysical consulting services, including consultation on well placement, well design and prospect evaluation, relating to offshore oil and gas exploration and production, as requested by Seneca or another subsidiary of the Company. Mr. Beck will provide consulting services as an independent contractor for a period of three years beginning July 1, 2006. The amount of consulting to be requested and performed by Mr. Beck will be no more than 1,000 hours in each consecutive twelve-month period beginning July 1, 2006, nor more than 100 hours in any calendar month. In the event Mr. Beck fails or refuses to perform consulting services as reasonably requested (including any failure because of death or disability), the Company may terminate the Consulting Contract upon 30 days’ notice to Mr. Beck. As consideration for his services, Seneca will pay Mr. Beck an annual fee of $200,000, payable in monthly increments of one-twelfth (1/12) of the annual fee.

Pursuant to the Consulting Contract, Seneca or another subsidiary of the Company may request that Mr. Beck provide onshore geological and geophysical consulting services. If Mr. Beck performs such services, he will be paid an additional fee of $200 per hour for each hour of requested onshore services performed. Mr. Beck may also perform certain consulting services for third parties, provided that he may not accept employment from, or provide services to, any party if that party could be construed to be in competition with the Company or one of its subsidiaries.

In the event that Mr. Beck independently generates or acquires rights to sell or farm-out a prospect or a portion thereof, separate from his work under the Consulting Contract, Seneca has a first right of refusal to acquire all or a portion of the prospect or interest to be sold or farmed-out, on terms at least as favorable as those offered and/or sold to any third parties.

Seneca or another subsidiary of the Company will reimburse Mr. Beck’s out-of-pocket expenses incurred in connection with the performance of services under the Consulting Contract. Mr. Beck will not incur expenses in excess of $200 in any day without Seneca’s prior written approval.

Mr. Beck agrees to keep all information gathered, developed or communicated to him by the Company or any of its agents, or acquired in connection with the work performed, strictly confidential.

The Consulting Contract provides that any breach of that contract will also be considered a breach of the Retirement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By: /s/ J. R. Peterson
J. R. Peterson
Assistant Secretary

Dated: June 26, 2006